Exhibit 21.1
Subsidiaries of Las Vegas Sands Corp.

State or Other Jurisdiction of
Legal Name	Incorporation or Organization
Asian Cultural & Recreational Promotion (II) Co., Limited	Hong Kong
BBLV, LLC	Nevada
Beijing Asia Travel Alliance Business Consulting Co., Ltd.	PRC
Bethlehem Works Owners Association, LLC	Pennsylvania
Cotai Ferry Company Limited	Macau
Cotai Human Resources Management Limited	Macau
Cotai Retail Concepts Limited	Macau
Cotai Strip Lot 2 Apart Hotel (Macau) Limited	Macau
Cotai Strip Lot 7 & 8 Development Limited	Macau
Cotai Waterjets (HK) Limited	Hong Kong
CotaiJet 311 Ltd.	Cayman Islands
CotaiJet 312 Ltd.	Cayman Islands
CotaiJet 313 Ltd.	Cayman Islands
CotaiJet 314 Ltd.	Cayman Islands
CotaiJet 315 Ltd.	Cayman Islands
CotaiJet 316 Ltd.	Cayman Islands
CotaiJet 317 Ltd.	Cayman Islands
CotaiJet 318 Ltd.	Cayman Islands
CotaiJet 319 Ltd.	Cayman Islands
CotaiJet 320 Ltd.	Cayman Islands
CotaiJet 350 Ltd.	Cayman Islands
CotaiJet 351 Ltd.	Cayman Islands
CotaiJet 352 Ltd.	Cayman Islands
CotaiJet 353 Ltd.	Cayman Islands
CotaiJet Holdings (II) Limited	Hong Kong
GBF, LLC	Nevada
Grand Canal Shops Mall MM Subsidiary, Inc.	Nevada
Las Vegas Sands (UK) Limited	United Kingdom
Las Vegas Sands, LLC	Nevada
Lido Casino Resort Holding Company, LLC	Delaware
Lido Intermediate Holding Company, LLC	Delaware
LV Noodle Concept, LLC	Nevada
LVCUT Associates, LLC	Nevada
LVS (Nevada) International Holdings, Inc.	Nevada
LVS Dutch Finance C.V.	Netherlands
LVS Dutch Holding B.V.	Netherlands
LVS International (Indonesia) Limited	Cayman Islands
LVS International (Malaysia) Sdn. Bhd.	Malaysia
LVS International (Singapore) Pte. Ltd.	Singapore
LVS International (South Korea) Ltd.	South Korea
LVS International (Taiwan) Limited	Taiwan
LVS International (Thailand) Co., Ltd.	Thailand
LVS International Holding (Thailand) Co., Ltd.	Thailand
LVS International Japan Ltd.	Japan
LVS Management Services, LLC	Nevada
LVS Marketing (India) Private Limited	India
Mall Intermediate Holding Company, LLC	Delaware
Marina Bay Sands Pte. Ltd.	Singapore
MBS Holdings Pte. Ltd.	Singapore
Paiza Air, LLC	Nevada
Palazzo Condo Tower, LLC	Nevada
Phase II Mall Holding, LLC	Nevada
Primewine, LLC	Nevada
Sands Aviation, LLC	Nevada
Sands Bethworks Condominium Association	Pennsylvania
Sands Bethworks Gaming LLC	Pennsylvania
Sands Bethworks Retail LLC	Pennsylvania
Sands China Ltd.	Cayman Islands
Sands Expo & Convention Center, Inc. (formerly known as Interface Group-Nevada, Inc.)	Nevada
Sands IP Asset Management B.V. (formerly known as LVS Dutch Intermediate Holding B.V.)	Netherlands
Sands Mauritius Holdings	Mauritius
Sands Pennsylvania, Inc.	Delaware
SCL IP Holdings, LLC (formerly known as LVS IP Holdings, LLC)	Nevada
Silver State Marble, LLC	Nevada
TK Las Vegas, LLC	Delaware
Two Roads Las Vegas, LLC	Delaware
V.I. (C.I.) Limited	Alderney, Channel Islands
Venetian (Zhuhai Hengqin) Hotel Co., Ltd.	PRC
Venetian (Zhuhai) Hotel Marketing Co., Ltd.	PRC
Venetian Casino Resort, LLC	Nevada
Venetian Cotai Hotel Management Limited	Macau
Venetian Cotai Limited	Macau
Venetian Far East Limited	Hong Kong
Venetian Global Holdings Limited	Cayman Islands
Venetian International Marketing Services (HK) Limited	Hong Kong
Venetian Macau Finance Company	Cayman Islands
Venetian Macau Limited	Macau
Venetian Marketing Services Limited	Hong Kong
Venetian Marketing, Inc.	Nevada
Venetian Orient Limited	Macau
Venetian Resort Development Limited	Cayman Islands
Venetian Retail Limited	Macau
Venetian Transport LLC	Delaware
Venetian Travel Limited	Macau
Venetian Venture Development Intermediate I	Cayman Islands
Venetian Venture Development Intermediate II	Cayman Islands
Venetian Venture Development Intermediate Limited	Cayman Islands
V-HK Services Limited	Hong Kong
VML US Finance LLC	Delaware
WDR, LLC	Nevada
World Sourcing Services Limited	Hong Kong
Zhuhai Cotai Information Services Co., Ltd.	PRC
Zhuhai Cotai Logistics Services Co., Ltd.	PRC